EXHIBIT 10.70

Hawk Associates, Inc.
204 Ocean Drive
Tavernier, FL 33070
Tel: (305) 852-2383
Fax: (305) 852-2378

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                                       Frank N. Hawkins, Chief Executive Officer
                                                    Julie W. Marshall, President
                                                         info@hawkassociates.com
                                                         -----------------------

      AGREEMENT made as of May 1, 2003 (the "Effective Date") between Hawk Associates, Inc., a Florida investor relations firm having its place o1 business at 204 Ocean Drive, Tavernier, FL 33070 (hereinafter referred to as "Hawk") and IVP Technology Corporation with an address at 2275 Lakeshore Blvd, West Suite 401, Toronto Ontario, M8V 3Y3 Canada (herein after referred to as the "Company").


                                   WITNESSETH:

      WHEREAS,  Hawk is engaged in the business of providing investor relations,
financial  media  relations  and  other  appropriate   consulting  and  advisory
services; and

      WHEREAS, the Company is desirous of entering into an agreement utilizing Hawk services and expertise; and

      WHEREAS, the Company desires to accept such a relationship upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

      1. The Company desires to retain the services of Hawk as an independent contractor to provide investor relations consulting and advisory services it numerous areas and Hawk desires to accept such engagement by Company pursuant to the terms and conditions of this Agreement. These areas include providing the following services, but are not limited to:

      o   Development of Investor/Media  Relations Wall Street Branding Strategy
      o   Creation and Regular Updating of Investment Profiles
      o   Hawk Associates Website Virtual Investor Kit/Virtual Media Kit
      o   Email Alerts
      o   Drafting and Management of Press Releases
      o   Road Shows/Investor Meetings

      o   PowerPoint Investor Presentation
      o   Quarterly  Conference  Calls (as appropriate)
      o   Crisis Management Consulting (as appropriate)
      o   Development  and  Maintenance  of  Investor/Media  Email  and  Contact
          Database
      o   IR Presenter and Virtual Roadshows (as appropriate)
      o   Annual Reports/Quarterly Reports to Shareholders (as appropriate)
      o   Expanded Company Backgrounder or Fact Sheets
      o Mailings to Targeted Members of the Investment Community and Media (as appropriate)
      o   Handling of Investor Information Queries

      2. In consideration for such services, Company will provide the following compensation to Hawk:

      A. Upon the signing of this agreement, Hawk will be issued 2,000,000 shares of Company 144 Restricted common stock.

      B. Hawk will be paid a retainer fee of $6,600 per month. In addition, Hawk will be reimbursed for normal out of pocket operating expenses such as phones, faxes, Fedexes, routine printing and routine postage incurred by Hawk on behalf of Company. These expenses will be invoiced at a rate of $400 per month. All billings will be two months in advance and will be paid by wire transfer to Hawk Associates. These cash payments will begin with an initial payment of $14,000 representing the first two-months of the retainer and basic expenses. The next invoice covering the retainer will be issued on July 1, 2003 and will cover the following two months. All subsequent billings will be two months in advance with travel expenses and other non-routine expenses billed monthly in arrears.

      C. Company shall reimburse Hawk and its representatives for such reasonable out-of-pocket expenses as Hawk may incur in connection with the rendition of the services. Such items shall include, but not be limited to, all travel related expenses for Hawk to visit the Company facilities as well as entertainment expenses incurred with financial analysts, fund managers, brokers, potential investors, members of the media and/or financing candidates.

      D. Third party vendor expenses such as design fees, printing costs and related materials, database acquisitions, PR Newswire fees, conference calls and special promotions will be billed directly to Company by the vendors. It is mutually agreed that Hawk will not benefit financially from a markup of these services.

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

      3. Equity Fundraising

      If requested, Hawk will provide professional presentation of the company's materials and introduction of the Company to potential funding sources. The packaging will include a professionally presented business model and a PowerPoint presentation as well as CEO coaching and presentation practice as needed.

      A. Hawk will circulate the Company's applicable materials to investors and/or investment banking/venture capital related resources and contacts interested in investing in enterprises similar to the Company and provide introductions to appropriate investment bankers and other potential funding sources.

      B. Upon successful placement and/or sourcing of Equity capital an Equity Capital Placement fee of Two and a half Percent (2.5%) of the capital raised and/or placed on behalf of Company will be paid to Hawk.

      C. In respect of any transaction between Company and an individual or entity that was introduced directly or indirectly by Hawk prior to a termination hereof which occurs within two (2) years from the termination or expiration of this Agreement, the Company shall pay to Hawk or Hawk's nominee(s) the Success Fees due Hawk, as outlined in
          Section 3B of this Agreement. This Section shall survive any termination of this Agreement.

      D.  All fees to Hawk will be due upon funding as received by Company.

      4. The initial term ("Term") of this Agreement shall be for a period commencing on the Effective Date hereof and ending on October 31, 2003. Effective November 1, 2003, this contract will automatically renew for a period of 30 days every successive 30 days. After September 30, 2003, either party will have the right to terminate this agreement with 30 days notice.

      5. Any controversy between the parties hereto involving the construction or application of any payments owed to Hawk as part of this Agreement, or any claims arising out of or relating to this Agreement or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in Islamorada FL, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by, the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

      6. All proprietary information furnished to Hawk by Company shall be deemed to be confidential and shall be kept in strict confidence under appropriate safeguards. Company agrees that the Hawk website and profiles are protected by applicable copyright laws and will not be copied or otherwise used by Company without the written permission of Hawk.

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

      7. This consulting agreement, acceptable to both parties and representing the full and final execution of this document, contains the full agreement of the parties hereto concerning the subject matter hereof and shall not be modified, altered, changed or terminated except pursuant to a writing signed by all of the parties.

      8. This agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties below.

      9. The validity of this agreement shall be determined in accordance with the internal laws of the State of Florida.

      10. Any and all notices, requests, demands or other communications hereunder shall be in writing, and deemed given and received if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested to each of the parties hereto at the addresses hereinabove first written or such other addresses as may from time to time be designated by any of them in writing.

      IN WITNESS WHEREOF, the Company and Hawk have executed and delivered this agreement as of the day an year first above written.


                                       By:
                                          --------------------------------------
                                             Frank N. Hawkins, Jr.
                                             CEO
                                             Hawk Associates, Inc.


Dated:
      --------------------------

THE UNDERSIGNED HAVE READ AND
HEREBY CONSENT AND AGREE TO THE
TERMS OF THE FOREGOING AGREEMENT.

By:
   -----------------------------
      Brian McDonald,
      President and CEO
      IVP Technology Corporation


cc:   Julie W. Marshall;
      President,
      Hawk Associates, Inc.



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